Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the EACM Select Managers Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian, Transfer Agent, Independent Auditors and Counsel" and "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
April 30, 2004